EXHIBIT 16.1



December 21, 2005


Securities & Exchange Commission
Office of the Chief Accountant
Washington, D.C.  20549


Re:     UC Hub Group, Inc.
        Commission File Number 001-15665
Commissioners:



We have read the statements made by UC Hub Group, Inc.(copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K/A Amendment No. 1, as part of UC Hub Group, Inc.'s Form 8-K/A Amendment No. 1 report dated December 21, 2005. We agree with the statements concerning our Firm in Item 4.01 of such Form 8-K/A Amendment No. 1.


                         Very  truly  yours,

                         Russell Bedford Stefanou Mirchandani LLP